     As filed with the Securities and Exchange Commission on July 30, 1999

                                                   Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


             NEW JERSEY                                    22-3103129
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)


                       181 UNIVERSITY AVENUE, SUITE 1208
                        TORONTO, ONTARIO M5H 3M7 CANADA
                                 (416) 363-5059
              (Address, including ZIP code, and telephone number,
       including area code, of registrant's principal executive offices)


                            NANETTE W. MANTELL, ESQ.
                                LANE AND MANTELL
                         991 ROUTE 22 WEST, PO BOX 8539
                          SOMERVILLE, NEW JERSEY 08876
                                 (908) 253-9333
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:


                       DR. D. GEOFFREY SHULMAN, PRESIDENT
                           DUSA PHARMACEUTICALS, INC.
                       181 UNIVERSITY AVENUE, SUITE 1208
                        TORONTO, ONTARIO M5H 3M7 CANADA
                                 (416) 363-5059

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-73039

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                          Amount      Proposed Maximum        Proposed Maximum       Amount of
     Title of Each Class of Securities                    to be      Offering Price Per      Aggregate Offering     Registration
             to be Registered                           Registered         Share                   Price                Fee
--------------------------------------------------------------------------------------------------------------------------------

Placement agent warrants (2)                              1,630        $ 11.34375  (1)     $        18,490.31   $        5.14
--------------------------------------------------------------------------------------------------------------------------------

Shares of common stock without par value (3)              1,630              --            $             0.00   $        0.00
--------------------------------------------------------------------------------------------------------------------------------


TOTAL REGISTRATION FEE..........................................................................................$        5.14

================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g)(3) of the Securities Act of 1933, as amended, based upon the average of the high and low price as reported on The NASDAQ National Market on July 26, 1999.

(2) Represents additional warrants issued to designees of the placement agent as additional compensation in connection with a private placement completed January 15, 1999 under Rule 506 of Regulation D of the Securities Act of 1933, as amended, to fulfill a condition subsequent under the terms of the warrant agreements.

(3) Represents additional shares issuable upon exercise of the placement agent warrants listed in footnote (2).


           INCORPORATION OF CERTAIN INFORMATION BY REFERENCED PURSUANT TO GENERAL INSTRUCTION IV OF FORM S-3

           This registration statement is being filed in order to register additional shares of DUSA common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

           Pursuant to Rule 462(b) and in accordance with the provisions of General Instructions IV of Form S-3, DUSA hereby incorporates by reference the contents of DUSA's registration statement on Form S-3 (Registration No. 333-73039) filed with the Securities and Exchange Commission on February 26, 1999, as amended by Amendment No. 1 dated April 19, 1999, Amendment No. 2 dated May 21, 1999, and Amendment No. 3 dated June 18, 1999, which registration statement was declared effective on June 18, 1999, including the exhibits thereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   EXHIBITS

(a) All exhibits filed with or incorporated by reference in DUSA's Registration Statement on Form S-3 (Registration Statement No: 333-73039) are incorporated by reference into and shall be deemed a part of, this registration statement, except the following, which are filed herewith:

           (5)       Opinion re: legality

                     (5.1)     Opinion of Lane and Mantell, a professional
                     corporation

           (23)      Consents of experts and counsel

                     (23.1)    Consent of Deloitte & Touche LLP

                     (23.2)    Consent of Lane and Mantell, a professional
                     corporation (included in Exhibit 5.1)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 29, 1999.

                                               DUSA Pharmaceuticals, Inc.
                                               --------------------------
                                                             (Registrant)

                                           By:  s/D. Geoffrey Shulman
                                              ---------------------------
                                                     D. Geoffrey Shulman,
                                                            President and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

           Know All Men By These Presents, that each person whose signature appears below constitutes and appoints D. Geoffrey Shulman as his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


s/D. Geoffrey Shulman                   Director, Chairman of the Board,            July 29, 1999
-----------------------------------     President, Chief Executive Officer   --------------------
D. Geoffrey Shulman, MD, FRCPC          and Chief Financial Officer          Date
                                        (Principal Executive, Financial,
                                        and Accounting Officer)


s/Ronald L. Carroll                     Executive Vice President, Chief             July 29, 1999
-----------------------------------     Operating Officer                    --------------------
Ronald L. Carroll                                                            Date


s/Stuart L. Marcus                      Senior Vice President,                      July 29, 1999
-----------------------------------     Scientific Affairs                   --------------------
Stuart L. Marcus, MD, PhD                                                    Date


s/Scott L. Lundahl                      Vice President, Technology                  July 29, 1999
-----------------------------------                                          --------------------
Scott L. Lundahl                                                             Date


s/Nanette W. Mantell                    Secretary                                   July 29, 1999
-----------------------------------                                          --------------------
Nanette W. Mantell, Esq.                                                     Date


s/John H. Abeles                        Director                                    July 29, 1999
-----------------------------------                                          --------------------
John H. Abeles, MD                                                           Date


s/James P. Doherty                      Director                                    July 29, 1999
-----------------------------------                                          --------------------
James P. Doherty, BSc                                                        Date


s/Jay M. Haft                           Director                                    July 29, 1999
-----------------------------------                                          --------------------
Jay M. Haft, Esq.                                                            Date


s/Richard C. Lufkin                     Director                                    July 29, 1999
-----------------------------------                                          --------------------
Richard C. Lufkin                                                            Date

                               INDEX TO EXHIBITS

(5)       Opinion re: legality

          (5.1)     Opinion of Lane and Mantell, a professional corporation

(23)      Consents of experts and counsel

          (23.1)    Consent of Deloitte & Touche LLP

          (23.2)    Consent of Lane and Mantell, a professional
          corporation (included in Exhibit 5.1)